Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

The undersigned, Rory J. Cutaia, hereby certifies, pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	the annual report on Form 10-K of Verb Technology Company, Inc. (the “Company”) for the fiscal year ended December 31, 2022 (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Verb Technology Company, Inc. as of the dates and for the periods presented.

April 17, 2023

/s/ Rory J. Cutaia
Rory J. Cutaia
President, Secretary, Chief Executive Officer, Director (Principal Executive Officer)

The preceding certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.